UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C.  20549

Amendment No. 1

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 7, 2011

Commission	Registrant, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

1-8809	SCANA Corporation	57-0784499
(a South Carolina corporation)
100 SCANA Parkway, Cayce, South Carolina 29033
(803) 217-9000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
     (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
      (17 CFR 240.13e-4(c))

Explanatory Note

On January 13, 2011, we filed a Current Report on Form 8-K (the “Original Filing”) to, among other things, report on Item 5.02 that on January 7, 2011 our Board of Directors elected Mr. Kevin B. Marsh as a member of the Board.  This Amendment No. 1 to Current Report on Form 8-K/A amends the Original Filing to provide information that was undetermined at the time of the Original Filing regarding Mr. Marsh’s appointment to the Executive Committee of the Board.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 7, 2011:

o
Our board of directors (the Board) appointed Kevin B. Marsh as our President and Chief Operating Officer effective January 7, 2011, succeeding William B. Timmerman in those positions, and as our Chairman of the Board and Chief Executive Officer effective upon Mr. Timmerman’s ceasing to be our Chief Executive Officer.

o	We announced that Mr. Timmerman, our Chairman of the Board and Chief Executive Officer, will retire from those positions and as a director effective November 30, 2011.

o
Mr. Timmerman entered into an agreement with our subsidiary South Carolina Electric & Gas Company (SCE&G), pursuant to which Mr. Timmerman will provide independent consulting services for SCE&G with respect to nuclear engineering projects and other generation projects as requested by SCE&G’s Chief Executive Officer. The term of the consulting arrangement will begin on December 1, 2011 and end on the commercial operation date of SCE&G’s V.C. Summer Nuclear Station Unit 2 or December 1, 2016, whichever first occurs. Mr. Timmerman will be paid consulting fees of $360,000 per year during the term of the consulting arrangement.

o
The Board approved an increase in the size of the Board from eleven to twelve members and elected Mr. Marsh to the Board effective January 7, 2011, to serve as a Class II director until the next meeting of our shareholders, at which time the Board intends to propose him for election by our shareholders.

    As a director who is also an officer, Mr. Marsh will not receive additional compensation for his service as a director, but he will continue to participate in the compensation arrangements described in the “Executive Compensation” section of the proxy statement for our 2010 annual meeting of shareholders. Mr. Marsh, 55, has been employed by us for almost 30 years in various capacities, including as our Senior Vice President and Chief Financial Officer from 1998 to April 2006 and as SCE&G’s President and Chief Operating Officer from April 2006 to the present.  As such, Mr. Marsh brings substantial, hands-on experience to our Board.  His significant operational, financial and regulatory experience, as well as the leadership roles which he has played, are expected to be invaluable to the Board.

    On April 21, 2011, Mr. Marsh was assigned to the Executive Committee of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

              SCANA Corporation
                                      (Registrant)

April 21, 2011                                                      By:       /s/James E. Swan, IV
                                                                                       James E. Swan, IV
                                       Controller